As filed with the Securities and Exchange Commission on November 22, 2013

Registration No.  333-189630

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMERALD ISLE EXPLORATION LTD.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Number)	90-0961033 (IRS Employer Identification Number)

1218 Purtov Street
Kodiak, Alaska 99615
(907) 539-2222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 W. Liberty Street, Suite 880
Reno, Nevada 89501
(775) 322-0626
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum		Proposed Maximum
of Securities	Amount to Be	Offering Price		Aggregate	Amount of
to be Registered	Registered (1)	per Share		Offering Price	Registration Fee

Common Stock, par value $0.00001 per share	1,000,000	$0.035	(2)	$35,000	$4.77
TOTAL	1,000,000	$-		$35,000	4.77

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- ii -

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 22, 2013
EMERALD ISLE EXPLORATION LTD.
1,000,000 SHARES OF COMMON STOCK

This Prospectus relates to the offer and sale of a maximum of 1,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Emerald Isle Explorations Ltd., a Nevada company (“we”, “us”, “our”, “Emerald Isle Explorations”, “Company” or similar terms). There is no minimum for this Offering.  The Offering will commence promptly on, and terminate 16 months from, the date upon which this prospectus is declared effective by the SEC.  We will pay all expenses incurred in this Offering.  We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our sole director and officer will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares.  The shares will be offered at a fixed price of $0.035 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering, since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.035 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until ____________, 2014 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Emerald Isle Exploration Ltd.” refer to Emerald Isle Exploration Ltd. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Emerald Isle Exploration Ltd. was incorporated on November 7, 2012, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property.  Proceeds from this placement will be used for working capital.  As of July 31, 2013, Samuell Eads, our sole officer and director, has loaned us a total of $16,000.  The loans have no term, are interest-free and non-secured.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN EMERGING GROWTH COMPANY AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 4 of this prospectus.

On December 1, 2012, we entered into an Agreement (the “Purchase Agreement”) with Beowulf Properties Corp. (“Beowulf”), whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Eagle #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We had a qualified consulting geologist prepare a geological evaluation report on the claim.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

We anticipate that our current cash of $5,522 will be sufficient to operate our company for a period of 6 months from the date of this prospectus but is not enough to commence our first phase of our planned exploration program on the Gold Eagle Mine Property. None of our officers and directors, or our consulting geologist, has ever visited the Gold Eagle Mine Property.   Phase I of our exploration program, estimated at a cost of $9,200, will require approximately one week to complete and will consisting of grid emplacement, geological mapping in the vicinity of the known underground mine workings as well as rock sampling. An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing.  Phase II of our exploration program is contingent on the success of the Phase I program.  A small campaign of diamond drilling is recommended to intersect the projected down dip extensions of the known mineralization below the deepest level previously mined. Upon the completion of, and based on positive results from, the Phase 1 program additional detailed geological mapping, rock sampling and analysis will be carried out. The objective of this work will be to locate the most perspective geological targets for drill testing in the Phase 3 program. The estimated cost of Phase II is $40,000.  Upon the completion of Phase II, and based on positive results, Phase III would be denoted by a second larger diamond drill program which would be initiated to provide additional information. This would consist of approximately 1,600 feet of diamond drilling. The estimated cost of the Phase 3 program is $200,000.  We will require additional funding to proceed with all phases work on the claim.  We must sell at least 75% of the shares in this offering to have sufficient funds to commence with Phase I of our exploration program.  We have no current plans on how to raise the additional funding for Phases II or III.

We are seeking to raise $35,000 in this offering. If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

In order to execute against our plan of operations for the next 12 months, we will need to raise approximately $61,705. Until such funds are obtained by the Company via debt, equity or other form of financing, we will be unable to take concrete steps towards the implementation of our plan of operations, our business will fail and you will lose your investment.

The Company’s principal offices are located at 1218 Purtov Street, Kodiak, Alaska 99615, and our telephone number is (907) 539-2222.

 THE OFFERING

Securities offered:	The Company is hereby offering up to 1,000,000 shares of common stock.

Offering price:	$0.035 per share of common stock.

Shares outstanding prior to offering:	4,000,000 shares of common stock.

Shares outstanding after offering:	5,000,000 shares of common stock.

Net proceeds to the Company:	$35,000, assuming the maximum number of shares are sold. For further information on the Use of Proceeds, please see Page 9.

Market for the common shares:
There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	See “Use of Proceeds” on page 9.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from November 7, 2012 (Inception) to April 30, 2013, and our unaudited financial statements for the quarter ended July 31, 2013. Our working capital deficit as at July 31, 2013 was $(10,478).

April 30, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	7,931
Total Assets	7,931
Total Liabilities	16,000
Total Stockholder’s Equity (Deficit)	(8,069)

November 7, 2012
(Inception) to April 30, 2013 ($)

Statement of Operations (Audited)
Total Expenses	(8,069)
Net Loss for the Period	(8,069)
Net Loss per Share	0.00

July 31, 2013 ($)
Financial Summary (Unaudited)
Cash and Deposits	5,522
Total Assets	5,522
Total Liabilities	16,000
Total Stockholder’s Equity (Deficit)	(10,478)

November 7, 2012
(Inception) to July 31, 2013 ($)

Statement of Operations (Unaudited)
Total Expenses	(10,761)
Net Loss for the Period	(10,761)
Net Loss per Share	0.00

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the periods ended April 30, 2013 and July 31, 2013 were prepared assuming that we will continue our operations as a going concern. We were incorporated on November 7, 2012 and do not have a history of earnings. We have a working-capital deficit of $10,478 at July 31, 2013 and require a total of $64,113 to fund operations over the next 12 months.  As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors.  If we are not be able to sell our common stock, funding will not be available for continued operations, and our business will fail.

Our current cash of $5,522 will not be sufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding. We will need $9,200 to complete phase 1 $40,000 to complete phase 2 of our plan of operation detailed on page 24. In addition, we anticipate spending an additional $12,505 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $61,705.

Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities. We may not be successful in carrying out our business objectives.

We were incorporated on November 7, 2012 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Gold Eagle Mine Property or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

We have not independently verified the mineral reserves on the Gold Eagle Mine Property, nor have we personally visited the property, and we have relied solely on the representations and advice of our expert advisors.

No members of management of the Company have personally visited the Gold Eagle Mine Property.  We have relied on the expert advice of the Craig Parkinson, a qualified geologist in the State of Arizona, advising us has not conducted a site visit to the Gold Eagle Mine Property.  Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Gold Eagle Mine Property.  Assuming there are mineralized materials or mineral reserves that can be proved or proven at some time in the future, there can be no assurance that the Gold Eagle Mine Property does not contain physical or geological defects that could pose obstacles to our exploration plans that a site visit would have revealed.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering. Gold prices were more than $1,800 per ounce in 2011, before falling to about $1,300 per ounce recently, which underscores the market price volatility of gold.  Additionally, the recent trend for mining exploration and exploration finance is that financing for such activities is very difficult to obtain.

Our sole officer and director’s lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has not had any prior experience with or ever been employed in the mining industry. Additionally, he does not have a college or university degree, or other educational background, in mining or geology or in a field related to mining. More specifically, he lacks technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, he may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, each of our sole officer and director’s decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to his future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

Since the majority of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and directors may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially presently owns 100% of our outstanding common stock, and will own 80% of our outstanding common stock assuming the sale of all shares in this offering. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Our sole officer and director is not simply a passive investor but is also executive officer of the Company, his interest as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Since our sole officer and director has the ability to be employed by or consult for other companies, his other activities could slow down our operations.

Our sole officer and director is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on his employment by other companies. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our director.

We have no employment or compensation agreements with our sole officer and director and as such he may have little incentive to devote time and energy to the operation of the company.

Our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that he may decide to focus his effort on other projects or companies which have a higher economic benefit to him. Currently, he is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that he will enter into an employment or compensation agreement with the Company in the foreseeable future and her loss would be highly detrimental to our ability to conduct ongoing operations.

RISKS RELATING TO OUR COMMON STOCK

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Investors in this offering will experience immediate and substantial dilution in the tangible book value of their investment.

We expect the public offering price of our common stock in this offering to be higher than the tangible book value per share of our common stock immediately after this offering. Therefore, if you invest in our common stock in this offering, you will incur an immediate dilution of $0.03 in tangible book value per share from the price you paid.  For a further description of the dilution you will experience immediately after this offering, see “Dilution.”

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding.  Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the termination of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company,” when we cease being an  “emerging  growth  company”,  the  disclosure  we will be  required to provide in our SEC filings will  increase,  but will still be less than it would be if we were not considered  either an “emerging  growth company” or a “smaller reporting  company.”  Specifically,  similar  to  “emerging  growth  companies”, “smaller  reporting companies”  are  able  to  provide  simplified executive compensation  disclosures  in their  filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley  Act requiring that independent  registered public accounting firms provide an attestation  report on the  effectiveness of internal  control  over  financial  reporting;  are  not  required  to  conduct say-on-pay and  frequency  votes until  annual  meetings  occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in our SEC filings,  including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects and could make our common stock less attractive to investors.  Our costs for disclosure will also  increase  significantly  when we are no longer  considered  either an “emerging  growth  company” or a “smaller  reporting  company” , including costs related for disclosure under Section 404 of the Sarbanes- Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Emerald Isle Exploration Ltd. from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 1,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.035. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $35,000 as anticipated.

	If 25% of Shares Sold		If 50% of Shares Sold	If 75% of Shares Sold		If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING (1) (4)	$8,750		$17,500		$26,250		$35,000
Offering Expenses (5)	$12,505	(2)	$12,505		$12,505		$12,505

NET PROCEEDS AFTER OFFERING EXPENSES	$($3,755)		$4,995		13,745		22,495

Expenditures	$-		$-	$		$
Costs associated with being a “reporting issuer”	$-0-		$4,995		$4,095		$7,495
Phase 1 of exploration (3)	$-0-		$-0-		$9,200		$9,200
General and administrative	$-0-		$-0-		$450		$5,800
Total	$($3,755)		$4,995		$13,745		$22,495

(1)
Expenditures for the 12 months following the termination of this offering.  The expenditures are categorized by significant area of activity.  No proceeds will be used to repay management for loans to the Company, including but not limited to a $16,000 loan payable to our sole officer and director, Samuell Eads.

(2)
These fees are less if only 25% of the shares are sold because management will perform more of its own legal and accounting duties, as opposed to hiring such work out, in the event that 25% of the shares being offered are sold

(3)
A total of $9,200 is needed to complete Phase 1 of exploration at 25% and 50% of the offering.  In order to commence work in accordance with Phase 1, we will need to secure additional financing.  We have no plan or commitment which would provide us with the required capital to begin Phase 1 in the event that we sell fewer than 75% of the shares being offered.

(4)
If a minimal amount of shares, such a 10% of the shares being offered, are sold in this offering, the Company will use such proceeds for offering expenses.  Any shortfall of funds for offering expenses will be paid from the Company’s current cash.  If we do not have sufficient cash to pay our offering expenses, we will need to secure additional financing.  We have no plan or commitment which would provide us with the required capital to pay all of our offering expenses in the event that we sell fewer than 10% of the shares being offered.

(5)
Estimated costs of this offering of approximately $12,505 consists of $5,000 of legal fees, $5,000 of accounting and auditing fees, $1,000 of transfer agent fees, $500 of printing fees, 1,000 of miscellaneous costs, and approximately $5.00 for the SEC registration fee for this offering.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 1,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 1,000,000 shares in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering our offering of 1,000,000 shares is fixed at $0.035 per share.  This price is significantly higher than the consideration paid by Samuell Eads, our sole officer and director, for the 4,000,000 shares of common stock we issued him for agreeing to be an officer and a director of the Company on November 7, 2012.  Mr. Eads did not pay cash consideration for his shares, but was issued shares as consideration for agreeing to be an officer and director of the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after termination of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of July 31, 2013, the net tangible book value of our shares of common stock was $(5,522) or $(0.001) per share based upon 4,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.035
Net tangible book value per share before offering	$(0.002)
Potential gain to existing shareholders	$35,000
Net tangible book value per share after offering	$0.005
Increase to present stockholders in net tangible book value per share after offering	$0.007
Capital contributions	$40
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	80.0%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.035
Net tangible book value after the offering	$0.005
Increase in net tangible book value after the offering attributable to the cash payments made by investors	$32,136
Dilution per share	$0.03
Capital contributions	$35,000
Percentage of capital contributions	99.8%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.035
Net tangible book value after the offering	$0.003
Increase in net tangible book value after the offering attributable to the cash payments made by investors	$23,386
Dilution per share	$0.03
Capital contributions	$26,250
Percentage of capital contributions	99.8%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	15.7%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.035
Net tangible book value after the offering	$0.002
Increase in net tangible book value after the offering attributable to the cash payments made by investors	$14,636
Dilution per share	$0.03
Capital contributions	$17,500
Percentage of capital contributions	99.5%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	11.1%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.035
Net tangible book value after the offering	$0.0001
Increase in net tangible book value after the offering attributable to the cash payments made by investors	$5,886
Dilution per share	$0.03
Capital contributions	$8,750
Percentage of capital contributions	99.5%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	5.8%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.00001 par value per share.   As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding that were held by 1 stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

RULE 144

All 4,000,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 4,000,000 shares can be resold under Rule 144.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

This is a self-underwritten offering, and Samuell Eads, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, Mr. Eads will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director will rely upon and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each of them is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).  Under Paragraph 3a4-1(a)(4)(iii), our sole and director must restrict his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by either of our sole officer director of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our two officers and sole director do not intend to purchase any shares in this offering.

Terms of the Offering

We are offering a total of 1,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

The shares will be sold at the fixed price of $0.035 per share until the termination of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. The Offering will commence promptly on, and terminate 16 months from, the date upon which this prospectus is declared effective by the SEC. At the discretion of our board of directors, we may discontinue the offering before expiration of the 16-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On November 7, 2012, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Samuell Eads has served as our President and Chief Executive Officer, Secretary and Treasurer, from November 7, 2012, until the current date. Our board of directors is comprised of one person: Samuell Eads.  We are authorized to issue 75,000,000 shares of common stock, par value $.00001 per share.  On November 7, 2012, we offered and sold 4,000,000 shares of common stock to our sole officer and director, Samuell Eads, at a purchase price of $0.00001 per share, for total proceeds of $40.  As of July 31, 2013, Samuell Eads, our sole officer and director, has loaned us a total of $16,000.  The loans have no term, are interest-free and non-secured.

On December 1, 2012, we entered into an Agreement (the “Purchase Agreement”) with Beowulf Properties Corp. (“Beowulf”), whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Eagle #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

We intend to conduct exploratory activities on the Gold Eagle Mine Property and if feasible, develop the prospects.

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We own one property, Gold Eagle Mine Property.  We are not currently conducting mineral exploration activities on the Gold Eagle Mine Property in order to assess whether it contains any commercially exploitable mineral reserves.  Currently there are no known mineral reserves on the Gold Eagle Mine Property.

Since our inception, we have not earned any revenues to date and our net losses are $10,761 at July 31, 2013. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is from a report prepared by Craig Parkinson, a professional geologist.

While we intend to test for commercially viable reserves of gold, there is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

ACQUISITION OF THE GOLDEN EAGLE MINE PROPERTY

On December 1, 2012, we entered into an Agreement (the “Purchase Agreement”) with Beowulf Properties Corp. (“Beowulf”), whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Eagle #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

We intend to conduct exploratory activities on the Gold Eagle Mine Property and if feasible, develop the prospects.

We engaged Craig Parkinson, a qualified geologist to prepare a geological evaluation report on the Gold Eagle Mine Property.  Mr. Parkinson graduated from the University of Nevada, School of Mines (MS Hydrogeology) in 1993, the University of Idaho, College of Mines (MS Mining Geology) in 1984, and Cornell College, Iowa (BS Geology) in 1980. Mr. Parkinson is a professional geologist registered in the State of Arizona (PG #30843).

The work completed by Mr. Parkinson in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Gold Eagle Mine Property, titled “Summary Report on the Gold Eagle Mine Property” prepared by Mr. Parkinson in June 2013.  The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration.  The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.  The description of the Gold Eagle Mine Property provided below is based on Mr. Parkinson’s report.

DESCRIPTION OF PROPERTY

The Gold Eagle Mine Property is located in central Arizona approximately 25 miles east of Prescott, Arizona and two miles northeast from the town of Cherry. (Figure 1) within the Cherry Creek drainage.  Currently there are no known mineral reserves on the Gold Eagle Mine Property. The property is located in the Cherry Creek (Black Hills) Mining District; Yavapai County   Exploration in the area dates to the 1880’s when gold was discovered in the region.  A subsequent `gold rush` occurred.  At the height of exploration and mining activity in the area, approximately 50 properties were being developed and had  some form of gold production.

The Gold Eagle Mine Property consists of two Federal unpatented lode-mining claims that have a total surface area of approximately 41.32 acres.  The property is located in Township 14 North, Range 3 East, Section 15.  The UTM coordinates for the approximate center of the property are Latitude 34.6000243 N by Longitude 112.023212 W on the USGS 1:24,000 scale (1” to 1 mile) map sheet “Cherry” (map MRC 34112E1).  There is good road access to most parts of the property.

The prevailing country rocks are Bradshaw granite, which are locally overlain by Cambrian and Devonian sedimentary rocks and Tertiary lavas. Veins occur in the granite in shear zones. Their filling consists of irregular, lenticular bodies of massive, shiny, white quartz with small amounts of greenish-black tourmaline. The gold-bearing quartz veins are of Precambrian age.

The Gold Eagle Mine is situated at an altitude of approximately 5,400 feet.  An inclined shaft 100 feet deep connects with drifts along a vein striking N.35 degrees east, and dipping 5 to 35 degrees west.  The mine has produced 10-15 cars of mineralized material according to unsubstantiated reports; some was reduced in arrastres and some was shipped.  Historic government reports make reference to a cyanide mill being established at the mine site.

Mineralization is a vein deposit with mineralized material in lenses and pods.  The vein strikes N.35ºE. and dips 5º-35ºW.  Mineralized material control was faulting and shearing.  Mineralized material concentration was oxidation at near surface and no alteration was noted.  An associated rock unit is the informally named Cherry Creek Quartz Diorite.

ACCESSIBILITY

The claims are easily accessed by two-wheel drive vehicles by following all-weather gravel forest service roads from Cherry directly to the mine workings within the center of the property.  A network of secondary gravel roads and trails branch off from the main access road and provide excellent access to most other parts of the property.

SALT LAKE CITY
DENVER
LAS VEGAS
ARIZONA
SANTA FE
LOS ANGELES
PRESCOTT
PROJECT LOCATION
PHOENIX
TUCSON
N
GOLD EAGLE MINE
CHERRY CREEK
EMERALD ISLE EXPLORATION
GOLD EAGLE MINE, YAVAPAI COUNTY, ARIZONA
PROJECT LOCATOR
DATE: 2012 09 25
SCALE: N/A
PROJECTION: N/A
DRAWN BY: DORIAN LESLIE / DGW CONSULTANTS
FIGURE NO: 1

Figure 1 –Golden Eagle Mine Property Location Map

PHYSIOGRAPHY, CLIMATE, VEGETATION & INFRASTRUCTURE

The Property is situated on the southwestern facing slope of  the southern end of the Black Hills mountain range.  Elevations within the claim ranges from 5,600 feet at the northwestern area of the property to 4,820 along the southeastern corner of the property.

Most of the country is covered by chaparral, which is especially dense on the southward slopes south of the Cherry Creek basin.  At 5,000 or 5,500 feet elevation, the chaparral gives way to pine forests, which cover the higher part of the ridge.

Slopes within the claim area are gentle to moderate throughout the property.  Vegetation consists mainly of chaparral, wild grass and cactus.  Soil cover is poorly developed and is seldom deeper than 2 feet.  Rock exposures make up about 50% of the Property surface area.

Cherry has four distinct seasons, with mild to somewhat cold winters and warm to hot summers. Highs range from 50°F in January to 89°F in July, but nighttime temperatures are significantly lower due to the high elevation and aridity.

Historical average annual precipitation is 19 inches, with spring and early summer the driest times of the year. Snowfall is typically light and snow cover usually melts away quickly; the average seasonal total is 22 inches, but the median is less than half that.  The largest portion of precipitation falls during the July–August monsoon season.

There is insufficient surface water available within the claim area to support exploration and development.  Water to support exploration would need to be purchased from local well owners.  Should the project advance to the development stage, it is anticipated that water wells would be drilled within the claim area to support this work.

N
GOLD EAGLE MINE
EMERALD ISLE EXPLORATION
GOLD EAGLE MINE, YAVAPAI COUNTY, ARIZONA
PROJECT ARIAL VIEW
DATE: 2012 09 25
SCALE: N/A
PROJECTION: N/A
DRAWN BY: DORIAN LESLIE / DGW CONSULTANTS
FIGURE NO: 2

Figure 2 – Golden Eagle Mine Property Project Arial View

CLAIM INFORMATION AND PROPERTY OWNERSHIP

The Golden Eagle Mine Property is comprised of two federal unpatented (BLM) Lode mineral claims.  The Golden Eagle Mine Property is 100% owned (without any underlying royalties or obligations) by Emerald Isle Exploration Ltd.  Further claim information is provided in the table below:

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Gold Eagle #1	14N/3E/Sec 15	AMC#406042	Bk-4793 – pg 373	20.66 acres
Gold Eagle #2	14N/3E/Sec 15	AMC#406043	Bk-4793 – pg 374	20.66 acres
Total				41.32 acres

Property boundaries of the federal unpatented mining claims were located using GPS and marked with  2”x2”x5’ wooden stakes in accordance with federal and state regulations and guidelines.

The claim dimensions, of each claim, are recorded as 1,500 feet by 600 feet, the maximum dimensions allowed for lode claims under the General Mining Laws of the United States of America, United States Code (Titles 30 and 43), as amended.   The claims are located within section 15 of T14N, R3E.

The assessment obligations for the claim to the U.S. Department of the Interior – Bureau of Land Management are current for the 2012-2013 year.  A payment to the Bureau of Land Management of $280.00 must be paid on or before September 1 of each year to maintain the two claims underlying the Golden Eagle Mine Property in good standing.

There is no minimum requirement for exploration work expenditures within the project.

PROPERTY HISTORY

In a report titled, “Shipment from the Gold Eagle Mine to Clardale Smelter”  a list of mineralized material shipments obtained from “Mr. and Mrs. Levantrosser” reports 3 cars, or 90 tons from Gold Eagle mine with a net smelter of $3,150.00 (date unknown).  The Company does not know of any other evidence indicating whether any other mining activities have taken place in the Gold Eagle Mine Property.

REGIONAL GEOLOGY

The Golden Eagle Mine Property is within Cherry Mining District, which itself is within the Jerome and Bradshaw Mountains Quadrangles, Yavapai County Arizona.  Regional geology is presented in Figure 3.  The following regional geology description is from the USGS geological report entitled: ORE DEPOSITS OF THE JEROME AND BRADSHAW MOUNTAINS QUADRANGLES, ARIZONA,  by Waldeman Lindgren 1926.

The Cherry Creek district, which contains many gold-bearing veins, occupies the southeast corner of the Jerome quadrangle, where the Black Hills are crossed by the old wagon road from Prescott to Jerome.  In this vicinity the main ridge drops off sharply toward the east with a descent of 2,500 feet in 2 miles.  Cherry Creek breaks across this scarp in an abrupt canyon but in its upper course forms a broad, flat basin at elevations of 5,000 to 5,500 feet.  The mineralized material deposits occur in this basin and also on the steep slope facing the Verde Valley.
The country rock of the deposits is the normal Bradshaw granite, massive and forming large rounded outcrops of a yellowish-white tinge.  This rock occupies a broad area about 10 miles wide, cutting through the Yavapai schist, which forms the greater part of the Black Hills.  On the southeast the Yavapai schist appears again in Cherry Creek canyon.  Toward the south and southeast the granite is covered by Tertiary volcanic flows, which slope southward and occupy much space in the northeast corner of the Bradshaw Mountains quadrangle.   Reid, who visited the district in 1905, before the deeper levels had been opened but while the upper workings were accessible, states that the veins follow shattered or sheared dikes of granite porphyry extending in a northerly direction and dipping west at moderate angles.  A few dikes, he says, dip at low angles to the east or north.  The largest dike is the most easterly one, at the Pfau mine.

Several flat-topped hills in the basin are capped by the Cambrian basal sandstone (Tapeats), thin, lying almost horizontal, and covered by Devonian limestone.  The same Paleozoic beds also cap some of the higher ridges to the north of the basin.

The Cherry Creek quartz veins are worked mainly for gold.  Some production is reported from the district, but the total is not large and is very difficult to estimate.  In 1922 the Monarch mine was being worked on a small scale and the Logan mine was being reopened.  There are five or six small gold mills in the district.  Most of the work appears to have been done about 1907, though the Monarch mine has been worked since 1883.

All the veins are similar in character and are contained in normal massive Bradshaw granite.  They are shear zones, usually 2 to 4 feet wide, with localized of quartz. They strike from north to N. 20° E. and dip as steeply as 40° W.

The quartz is massive and milky white, with a greasy luster, and in at least two of the properties, the Logan and Inspiration, contains little greenish-black streaks and bunches that look like chlorite but proved to contain small prisms of tourmaline.  Probably this mineral will be found in all of the quartz. Free gold is common, usually in visible particles in the massive quartz, but some gold is derived from oxidized sulphides. The ore forms pockets or irregular small shoots.

MC Mississippian, Devonian, And Cambrian Sedimentary Rocks (330-640 Ma)
Xg Early Proterozoic Granitic Rocks (1600-1800 Ma)
Tb Late to Middle Miocene Basaltic Rocks (8-16 Ma)
Tsy Pliocene to Middle Miocene Deposits (2-16 Ma)
N
COTTONWOOD
HWY 260
HWY 89A
HWY 169
Prescott Valley
PROJECT LOCATION
3,840,000 mN
3,830,000 mN
3,820,000 mN
0
5 KM
EMERALD ISLE EXPLORATION
GOLD EAGLE MINE, YAVAPAI COUNTY, ARIZONA
REGIONAL GEOLOGICAL MAP
DATE: 2012 09 25
SCALE: N/A
PROJECTION: NAD 27 ZONE 12
DRAWN BY: DORIAN LESLIE / DGW CONSULTANTS
FIGURE NO: 3

Figure 3 – Regional Geological Map

Massive irregular sulphide grains are intergrown with the quartz; in places there are also cubes of limonite pseudornorph after pyrite. Chalcopyrite, bornite, sphalerite, and galena were observed in small quantities. The workings are mainly tunnels and inclined shafts. None of the shafts are more than 350 feet deep on the incline. The operations seem to have come to a standstill when the wholly unoxidized mineralized material was reached.

These veins are undoubtedly high-temperature deposits of the quartz tourmaline type. They were formed during pre-Cambrian time, after the intrusion of the granite and long before erosion had planed down the surface on which the Cambrian Tapeats sand-stone was laid down. Remnants of this sandstone are found in the Cherry Creek basin at about the same elevation as some of the veins.

As no veins or any indications of mineralization are observed in this sandstone, the age as well as the physical conditions of vein formation are clearly proved in this district.

Reid states that the water level is found at about 60 feet below the surface, but that complete oxidation extends far below this level. He also comments on the absence of oxidized copper ores from the upper limonitic zone. This is in keeping with the fact that this oxidized zone was developed on the pre-Cambrian peneplain, long before the deposition of the Paleozoic beds. The leaching of copper has been complete in upper levels. In the oxidized zone, which appears to have reached to about 300 feet below the surface, scattered remains of sulphides are seen, with much limonite, abundant solution cavities, and in places many visible specks of native gold. Some of the solution cavities are filled with a secondary mixture of quartz, limonite, and probably also hematite, and on this dark-brown mass small quartz crystals have again been deposited, all during the progress of oxidation. Some of the veins close to Cherry Creek station contained much of this limonite, which was mined as a free-milling gold mineralized material.

PROPERTY GEOLOGY AND MINERALIZATION

The prevailing country rocks are Bradshaw granite, which prevails are  locally overlain by Cambrian and Devonian sedimentary rocks and Tertiary lavas. Veins occur in the granite in shear zones. Their filling consists of irregular, lenticular bodies of massive, shiny, white quartz with small amounts of greenish-black tourmaline. The gold-bearing quartz veins are of Precambrian age.

An inclined shaft 100 feet deep connects with drifts along a vein striking N.35 degrees east, and dipping 5 to 35 degrees west.  The mine has produced 10-15 cars of mineralized material according to unsubstantiated reports; some was reduced in arrastres and some was shipped.

Mineralization is a vein deposit with mineralized material in lenses and pods.  The vein strikes N.35ºE. and dips 5º-35ºW.  Mineralized material control was faulting and shearing.  Mineralized material concentration was oxidation at near surface and no alteration was noted.  An associated rock unit is the informally-named Cherry Creek Quartz Diorite.

Prior to 1934, some mineralized material was shipped from shallow workings on lenticular, steeply eastward-dipping veins on the Quill and Golden Eagle Group.  (Arizona Lode Gold Mines and Gold Mining Bulletin 137 (1934).

A complex structural history exists in the belt that has never been adequately documented.  A major antiform/synform exists north of the property, the axial plane trending east-west with felsic and meta-sedimentary horizons at the core and mafic volcanic horizons on the periphery.  Numerous minor north-south trending faults are interpreted to offset felsic tuff and meta-sedimentary horizons.  Late Riedel shears appear to develop locally along lithologic contacts and within chemical precipitate horizons creating en-echelon quartz veining and depositing gold.

PRESENT PROPERTY CONDITION

The Eagle Creek Mine Property has no plant and equipment, infrastructure or other facilities, and there is currently no exploration of the Eagle Creek Mine Property.  We have not made any exploration expenditures on the Eagle Creek Mine Property.   We expect to incur $49,200 of exploration costs to complete Phases 1 and 2 of our Plan of Operation, with Phase 3 being positive areas of the Eagle Creek Mine Property being diamond drill tested.  There is no source of power or water on the Eagle Creek Mine Property that can be utilized.

EXPLORATION POTENTIAL

The Gold Eagle Mine Project will explore for gold bearing quartz veins developed by adits and shafts to a relatively shallow depth.  The adits (horizontal drifts) are interconnected with the shafts.

Modern exploration techniques and mineralization theories should be implemented to test the down-dip strike extensions of the known mineralization as well as test for a larger body of mineralization that is thought to be the source for the numerous mineral occurances within the project area.

It is therefore recommended that the following steps be carried out to further test the mineralization within the property:

1.	Emplace a survey control grid with a GPS surveyed base line over the entire property;

2.
A Phase I exploration program consisting of reconnaissance-scale geological mapping and rock sampling in the vicinity of the existing underground workings should be carried out.  The objective of this work is to confirm previously reported mineralization as well as it’s geological controls;

3.	A Phase II program of further geological mapping and rock sampling with the objective of defining diamond (core) drill targets; and

4.	A Phase III program of diamond (core) drilling should be carried out to test the mineralized targets identified during the previous two phases of exploration.

A table detailing the costs of the Phase I exploration program is as follows:

PHASE I

The Phase I program will require approximately one week to complete and will consisting of grid emplacement,  geological mapping in the vicinity of the known underground mine workings as well as rock sampling.  An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing.

Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings and at  any new showings and/or anomalous areas discovered as a result of the Phase I program.

Personnel:
Project Geologist	4 days @ $800.00	$3,200.00
Field Assistant	4 days @ $400.00	1,600.00
Field Costs:
Field Camp and Supplies	8 man/days @ $100.00/man/day (including camp rental, GPS rental, food, prospecting and sampling equipment, first aid and chain saw)	800.00
Field Communications	Long Distance charges Motorola 2 way field radios	100.00
Survey Consumables	Sample bags, survey flagging, pickets etc.	200.00
Transportation:
Truck Rental	4 days @ $200.00/day (including fuel)	800.00
Analytical:
Rock Samples	20 samples @ $50.00/sample (Au+32 element ICP)	1,000.00
Office & Engineering:
Report Writing (Memo form)	based on results of Phase I exploration program	1,200.00
Drafting/Cartography	(including field base map and all final maps detailing geological mapping, sample locations and results, location of old workings and compilation of results from previous work on property)	300.00
Total estimate cost of the Phase I exploration program		$9,200.00

PHASE II:

The Phase II exploration program is contingent on the success of the Phase I program.   A small campaign of diamond drilling is recommended to intersect the projected down dip extensions of the known mineralization below the deepest level previously mined.

Upon the completion of, and based on positive results from, the Phase 1 program additional detailed geological mapping, rock sampling and analysis will be carried out.  The objective of this work will be to locate the most perspective geological targets for drill testing in the Phase 3 program.  The estimated cost of this program is $40,000.

Phase 2 steps would be as follows:

-	mobilize the geological contractor to the property within 30 days of completing the Phase I exploration program which will be approximately 7 months from terminationof our public offering; and

-	we will require approximately one month to complete the exploration work, rock analysis and summary report of our findings

Based on positive results from the Phase 2 program a Phase 3 exploration program could be planned.

PHASE III – (Diamond Drilling)

Upon the completion of Phase 2, and based on positive results, a second larger diamond drill program would be initiated to provide additional information.  This would consist of approximately 1,600 feet of diamond drilling.  The estimated cost of the Phase 3 program is $200,000.

Phase 3 steps would be as follows:

- initiate the approximately 90 day permitting process for drilling immediately upon receiving the geological report detailing the results of the Phase 2 program;

- mobilize drill contractor to site within 15 months of completing our public offering;

- drilling would take approximately 2 months to complete;

- drill core laboratory analysis would require an additional 2 months (approximately); and

- the preparation of a report detailing the results of the drill program together with the results of the first two phases of exploration would require an additional month.

The Phase 3 program would require a total of (8 months) from initiating of permitting process to receipt of final geological report.

At this point completion of the drilling would be approximately 19 months after completing our public offering.

CONDITIONS TO RETAIN TITLE TO THE CLAIM

A payment to the Bureau of Land Management of $280.00 must be paid on or before September 1 of each year to maintain the two claims underlying the Gold Eagle Mine Property in good standing.  No other permits are required for us to perform the exploration activities on the Eagle Creek Mine Property.
COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals of the State of Arizona and the United States.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described in the chart below. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees other than our sole officer and director. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at 1218 Purtov Street, Kodiak, Alaska 99615.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second phases of the exploration program on our prospects. In addition to the $9,200 we anticipate spending for the first phase and the $40,000 for the second phase of the exploration program as outlined below, we anticipate spending an additional $12,505 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $61,705. We will experience a shortage of funds prior to funding and we may utilize funds from our president, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

During the next twelve months we plan to commence our exploration program, consisting of the following 3 Phases to be carried out to test for gold withing the project:

PHASE I - (Control grid emplacement, geological mapping, rock sampling and analysis)

Phase I of our exploration program would consist of survey control grid emplacement, detailed geological mapping, rock sampling and analysis in the vicinity of the known underground mine workings.  The estimated cost of this program is $9,200.

Phase 1 steps would be as follows:

- mobilize the geological contractor to the property within 30 days of completing our public offering and money being available to company;

- we will require approximately 4 weeks to complete the exploration work, rock analysis and summary report of our findings.

Based on positive results from the Phase I program a Phase 2 exploration program could be planned.

 PHASE 2 – (Geological mapping, rock sampling and analysis)

Upon the completion of, and based on positive results from, the Phase 1 program additional detailed geological mapping, rock sampling and analysis will be carried out.  The objective of this work will be to locate the most perspective geological targets for drill testing in the Phase 3 program.  The estimated cost of this program is $40,000.

Phase 2 steps would be as follows:

-	mobilize the geological contractor to the property within 30 days of completing the Phase I exploration program which will be approximately 7 months from termination of our public offering; and
-	we will require approximately one month to complete the exploration work, rock analysis and summary report of our findings

Based on positive results from the Phase 2 program a Phase 3 exploration program could be planned.

PHASE 3 – (Diamond Drilling)

Upon the completion of Phase 2, and based on positive results, a second larger diamond drill program would be initiated to provide additional information.  This would consist of approximately 1,600 feet of diamond drilling.  The estimated cost of the Phase 2 program is $200,000

Phase 3 steps would be as follows:

- initiate the approximately 90 day permitting process for drilling immediately upon receiving the geological report detailing the results of the Phase 2 program;

- mobilize drill contractor to site within 15 months of completing our public offering;

- drilling would take approximately 2 months to complete;

- drill core laboratory analysis would require an additional 2 months (approximately); and

- the preparation of a report detailing the results of the drill program together with the results of the first two phases of exploration would require an additional month.

The Phase 3 program would require a total of (8 months) from initiating of permitting process to receipt of final geological report.

At this point completion of the drilling would be approximately 19 months after completing our public offering.

To meet our need for cash we are attempting to raise money from this offering.  We cannot guarantee that we will be able to raise enough money through this offering to stay in business and complete all 3 Phases of our planned exploration program.  Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus.  In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans.  If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Other than as described in this paragraph, we have no other financing plans.

The above program costs are management’s estimates based upon the recommendations of the consulting geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. Management will rely on the consulting geologist’s recommendations in making a decision to proceed with Phase 2. Subject to the results of Phase 1, we anticipate commencing with Phase 2 in the winter of 2014.  We will require additional funding to commence with Phase 1 work on the prospects; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

On December 1, 2012, we entered into an Agreement (the “Purchase Agreement”) with Beowulf Properties Corp. (“Beowulf”), whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Eagle #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

We anticipate completing Phases 1 and 2 of our Plan of Operation, subject to our ability to raise sufficient funds to complete Phases 1 and 2, and depending on the results of Phases 1 and 2, commencement of drilling of any significant targets generated during Phase 2 work.

BUDGET

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2013 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on November 7, 2012, through July 31, 2013. Our activities have been financed from loans of $16,000 from our sole officer and directors and the $40 proceeds of share subscriptions we have received. From our inception to July 31, 2013 we have raised a total of $40 from private offerings of our common stock.

The Year Ended April 30, 2013

For the year ended April 30, 2013, we incurred operating costs of $8,069, consisting of $7,000 in legal and accounting fees, $69 of general and administrative expenses, and impairment of mineral claims of $1,000.  Our net loss at April 30, 2013 was $8,609.

The Three-Months Ended July 31, 2013

For the three months ended July 31, 2013, we incurred operating costs of $2,409, consisting of $1,250 in legal and accounting fees, $1,000 in consulting services, $46 of general and administrative expenses, and office supplies of $113. For the three-month period ended July 31, 2013, we also had $283 of other expense and a net loss of $2,692.

For the period from inception on November 7, 2012 to July 31, 2013, we incurred operating costs of $10,478, other expense of $283 and a net loss of $10,761.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2013 and October 21, 2013, we had a cash balance of $5,522. Our working capital deficit as of July 31, 2013 was $(10,478). Our expenditures over the next 12 months are expected to be approximately $61,705 consisting of approximately $9,200 for the work program under our plan of operation, and approximately $12,505 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs.

Based on our current cash position, we will be able to maintain minimal existence, paying for state annual report fees, permits fees to the Bureau of Land Management and other incidental costs of existence for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $61,705, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Gold Eagle Mine Property and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of July 31, 2013, the Company had accumulated losses of $10,761. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is April 30.

Use of Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at July 31, 2013 and April 30, 2013.

Exploration Stage Entity

The Company complies with FASB guidelines for its description as a exploration stage company.

Impairment Policy

In 2012, the Company paid $1,000 for the mining project.  At April 30, 2013, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $1,000 should be reflected as of April 30, 2013 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

Income Taxes

The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Loss Per Common Share

The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of April 30, 2013 there were no common stock equivalents outstanding.

Fair Value of Financial Instruments

Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of April 30, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Samuell Eads	41	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

SAMUELL EADS

Samuell Eads has served as our President, Secretary, Treasurer and a Director since November 7, 2012.  Beginning in 2008, Mr. Eads began investing in the mining and exploration field and became part owner of a California Gold Inc., a private gold mining company operating in the Valdez Basin of Alaska. From 2005 until the present time, Mr. Eads has owned and managed two rental properties, including a fourplex and a single family home.  From 2001 until the present time, Mr. Eads has owned a commercial carpet cleaning business in Kodiak, Alaska. From 1996 until the present time, Mr. Eads has been a commercial fisherman, primarily fishing on the Bering Sea. From 1990 until 1996, Mr. Eads served in the US Marine Corp. and obtained the rank of Sergeant.  Mr. Eads’s entrepreneurial experience and his desire to form our Company led to our conclusion that he should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.  The Company’s Bylaws provide that the Board of Directors will consist of not less than one and not more than 13 memebers.  Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its sole director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and directors, Samuell Eads.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such directors have been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.
There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Samuell Eads; President, Secretary, Treasurer, and Director (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director November 7, 2012.

Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended April 30, 2013 or 2012, or through the date of filing of this prospectus.   The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended April 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Samuell Eads (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director November 7, 2012.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Samuell Eads (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director November 7, 2012.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) Voting power which includes the power to vote, or to direct the voting of, such security; and/or, (ii) Investment power which includes the power to dispose, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)

Common Stock	Samuell Eads (3)	4,000,000	(3)	100%

All directors and executive officers as a group (2 persons)		4,000,000		100%

(1) The percentages below are based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2) c/o Emerald Isle Exploration Ltd., 1218 Purtov Street, Kodiak, Alaska 99615.
(3) Appointed President, Secretary, Treasurer and Director November 7, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 7, 2012, we offered and sold 4,000,000 shares of common stock to Samuell Eads, our President, Secretary and a Director, at a purchase price of $0.00001 per share, for aggregate proceeds of $40.   Additionally, as of April 30, 2013, Samuell Eads has loaned us a total of $16,000.  The loans have no term, are interest-free and non-secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. When we complete this offering, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any materials we file with the SEC  free of chargeat the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law Offices of Thomas E. Puzzo, PLLC.

A geological evaluation report on the Gold Eagle Mine Property has been prepared by Craig Parkinson, a professional geologist.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

M&K CPAS, PLLC, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

EMERALD ISLE EXPLORATION LTD.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended April 30, 2013, and our unaudited financial statements for the period ended July 31, 2013, are included herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Emerald Island Exploration LTD. (An Exploration Stage Company)
Reno, NV

We have audited the accompanying balance sheet of Emerald Isle Exploration LTD. (An Exploration Stage Company) as of April 30, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the period from November 7, 2012 (inception) through April 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Isle Exploration LTD. as of April 30, 2013  and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency, has not generated revenues, and has accumulated losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC
       M&K CPAS, PPC

www.mkacpas.com
Houston, Texas

June 27, 2013

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Balance Sheet
April 30, 2013

April 30, 2013

ASSETS

Current Assets
Cash	$7,931
Total Current Assets	7,931

Mining Claims, net of impairment	-
Total Assets	$7,931

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to Directors	$16,000
Total Liabilities	16,000
Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 4,000,000 shares issued and outstanding at April 30, 2013)	40
Additional paid-in capital	(40)
Deficit accumulated during the development stage	(8,069)

Total Stockholders’ Deficit	(8,069)

Total Liabilities and Stockholders’ Deficit	$7,931

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Statements of Operations
For the Period from Inception (November 7, 2012) to April 30, 2013

Inception November 7, 2012 to April 30, 2013

Revenue	$-
Cost of Goods Sold	$-
Gross Profit	$-

Operating Expenses

Legal and accounting	$7,000

General and administrative	69

Impairment of Mineral Claims	1,000

Total Expenses	8,069

Operating Loss	$(8, 069)

Net Loss	(8,069)

Net Loss Per Common Share – Basic and Diluted	(0.00)

Weighted Average Number of Common Shares Outstanding	4,000,000

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
Statement of Cash Flows
(An Exploration Stage Company)
For the Period from Inception (November 7, 2012) to April 30, 2013

Inception (November 7, 2012) to April 30, 2013
Operating Activities

Net loss	$(8,069)

Adjustments to reconcile net loss to cash used in operating activities:

Impairment of mineral claims	1,000

Net Cash Used by Operating Activities	(7,069)

Investing Activities

Purchase of mining claims	(1,000)

Financing Activities

Borrowings on debt-related party	16,000

Increase (Decrease) in Cash	7,931

Cash - Beginning of Period	-

Cash - End of Period	$7,931

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:

Interest	$-
Income taxes	$-

Non-cash Activities
Issuance of common stock to founder	$40

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, November 7, 2012 to April 30, 2013

	Common Stock		Additional Paid-in	During the Exploration	Deficit Accumulated
	Shares	Amount	Capital	Stage	Total

Balance at November 7, 2012	-	$-	$-	$-	$-

Issuance of common stock to founders	4,000,000	40	(40)	-	-

Net loss	-	-	-	(8,069)	(8,069)

Balances at April 30, 2013	4,000,000	$40	$(40)	$(8,069)	$(8,069)

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY
The Company was incorporated on November 7, 2012 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for gold on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Emerald Isle Exploration Ltd. will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Emerald Isle Exploration Ltd. be unable to continue as a going concern.  As at April 30, 2013 Emerald Isle Exploration Ltd. has a working capital deficiency, has not generated revenues and has accumulated losses of $8,069 since inception.  The continuation of Emerald Isle Exploration Ltd. as a going concern is dependent upon the continued financial support from its shareholders, the ability of Emerald Isle Exploration Ltd. to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Emerald Isle Exploration Ltd.’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is April 30.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at April 30, 2013.

EXPLORATION STAGE ENTITY – The Company complies with FASB guidelines for its description as a exploration stage company.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPAIRMENT POLICY – In 2013, the Company paid $1,000 for the mining project.  At April 30, 2013, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $1,000 should be reflected as of April 30, 2013 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of April 30, 2013 there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of April 30, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING STANDARDS - In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $7,069, which expire through 2033. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of April 30, 2013:

2013

Deferred tax assets	$2,474
Valuation allowance for deferred tax assets	(2,474)
Net deferred tax assets	$-

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 4 – FAIR VALUE MEASUREMENTS POLICIES - Continued

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

●	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of April 30, 2013:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 5 - RELATED PARTY TRANSACTIONS

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of April 30, 2013, the director has advanced a total of $16,000.

NOTE 6 - COMMON STOCK

4,000,000 common shares of Emerald Isle Exploration Ltd. were issued on November 7, 2012 to the director of the company as founders shares.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 7 – MINING CLAIM

On December 1, 2012, we entered into an Agreement with Beowulf Properties Corp. whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Creek #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

The Golden Eagle Mine Property is comprised of two Federal unpatented (BLM) Lode mineral claims.  The Property is 100% owned (without any underlying royalties or obligations) by Emerald Isle Exploration Ltd.  Further claim information is provided in the table below:

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Gold Eagle #1	14N/3E/Sec 15	AMC#406042	Bk-4793 – pg 373	20.66 acres
Gold Eagle #2	14N/3E/Sec 15	AMC#406043	Bk-4793 – pg 374	20.66 acres
Total				41.32 acres

Property boundaries of the federal unpatented mining claim is located using GPS and marked with a 2”x2”x5’ wooden stake in accordance with federal and state regulations and guidelines.

The claim dimensions, of each claim, is recorded as 1,500 feet by 600 feet, the maximum dimensions allowed for lode claims under the General Mining Laws of the United States of America, United States Code (Titles 30 and 43), as amended.   The claims are located within section 15 of T14N, R3E.

The assessment obligations for the claim to the U.S. Department of the Interior – Bureau of Land Management are current for the 2012-2013 year.  A payment to the BLM of $280.00 must be paid on or before September 1 of each year to maintain the two claims in good standing.

There is no minimum requirement for exploration work expenditures within the project.

NOTE 8 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after April 30, 2013 through the date the financial statements were issued.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Balance Sheets
July 31 and April 30, 2013
(unaudited)

	July 31, 2013	April 30, 2013

ASSETS

Current Assets
Cash	$5,522	$7,931
Total Current Assets	5,522	7,931

Total Assets	$5,522	$7,931

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to Directors	$16,000	$16,000

Total Liabilities	16,000	16,000

Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 4,000,000 shares issued and outstanding at July 31 and April 30, 2013)	40	40

Additional paid-in capital	243	(40)

Deficit accumulated during the exploration stage	(10,761)	(8,069)

Total Stockholders’ Deficit	(10,478)	(8,069)

Total Liabilities and Stockholders’ Deficit	$5,522	$7,931

(The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Statements of Operations
For the Three Month Period Ended July 31, 2013 and
For the Period from Inception (November 7, 2012) to July 31, 2013
(unaduited)

	Three Month Period Ended July 31, 2013	Inception November 7, 2012 to July 31, 2013

Revenue	$-	$-
Cost of Goods Sold	$-	$-
Gross Profit	$-	$-
Operating Expenses

Legal and accounting	$1,250	$8,250

Consulting Services	1,000	1,000

General and administrative	46	115

Office Supplies	113	113

Impairment of Mineral Claims	-	1,000

Total Operating Expenses	2,409	10,478

Operating Loss	$(2,409)	$(10,478)

Other expense	283	283
Net Loss	$(2,692)	$(10,761)

Net Loss Per Common Share – Basic and Diluted	(0.00)

Weighted Average Number of Common Shares Outstanding	4,000,000

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
Statements of Cash Flows
(An Exploration Stage Company)
For the Three Month Period Ended July 31, 2013 and
For the Period from Inception (November 7, 2012) to July 31, 2013
(unaudited)

	Three Month Period Ended July 31, 2013	Inception (November 7, 2012) to July 31, 2013

Operating Activities

Net loss	$(2,692)	$(10,761)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	-	1,000
Imputed interest	283	283

Net Cash Used by Operating Activities	(2,409)	(9,478)

Investing Activities

Purchase of mining claims	-	(1,000)
Net cash used by investing activities	-	(1,000)
Financing Activities

Borrowings on debt-related party	-	16,000

Net cash provided by financing activities	-	16,000

Increase (Decrease) in Cash	(2,409)	5,522

Cash - Beginning of Period	7,931	-

Cash - End of Period	$5,522	$5,522

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for.
Interest	$-	$-
Income taxes	$-	$-

Non-cash Activities

Issuance of common stock to founder	$-	$40

(The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, November 7, 2012 to July 31, 2013
(unaudited)

	Common Stock		Additional Paid-in	During the Exploration	Deficit Accumulated
	Shares	Amount	Capital	Stage	Total

Balance at November 7, 2012	-	$-	$-	$-	$-

Issuance of common stock to founders	4,000,000	40	(40)	-	-

Net loss	-	-	-	(8,069)	(8,069)

Balances at April 30, 2013	4,000,000	40	(40)	(8,069)	(8,069)

Imputed interest	-	-	283	-	283

Net loss	-	-	-	(2,692)	(2,692)

Balances at July 31, 2013	4,000,000	$40	$243	$(10,761)	$(10,478)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

The Company was incorporated on November 7, 2012 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for gold on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Emerald Isle Exploration Ltd. will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Emerald Isle Exploration Ltd. be unable to continue as a going concern.  As at July 31, 2013 Emerald Isle Exploration Ltd. has a working capital deficiency, has not generated revenues and has accumulated losses of $10,761 since inception.  The continuation of Emerald Isle Exploration Ltd. as a going concern is dependent upon the continued financial support from its shareholders, the ability of Emerald Isle Exploration Ltd. to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Emerald Isle Exploration Ltd.’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is April 30.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at July 31, 2013 or April 30, 2013.

EXPLORATION STAGE ENTITY – The Company complies with FASB guidelines for its description as a exploration stage company.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPAIRMENT POLICY – In 2013, the Company paid $1,000 for the mining project.  At April 30, 2013, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $1,000 should be reflected as of April 30, 2013 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of July 31, 2013 and April 30, 2013 there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of July 31, 2013 and April 30, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING STANDARDS - In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $9,478 (2013: $7,069), which expire through 2033. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of July 31, 2013 and April 30, 2013:

	July 31, 2013	April 30, 2013

Deferred tax assets	$3,317	2,474
Valuation allowance for deferred tax assets	(3,317)	(2,474)
Net deferred tax assets	$-	-

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 4 – FAIR VALUE MEASUREMENTS POLICIES - Continued

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

●	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3
Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of July 31, 2013 and April 30, 2013:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 5 - RELATED PARTY TRANSACTIONS

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of July 31, 2013, the director has advanced a total of $16,000 (2013: $16,000).  These advanced funds are due on demand and have no stated interest rate.  Imputed interest of $283 was recorded during the period ended July 31, 2013.

NOTE 6 - COMMON STOCK

4,000,000 common shares of Emerald Isle Exploration Ltd. were issued on November 7, 2012 to the director of the company as founders shares.  Imputed interest of $283 was recorded as donated capital.

Emerald Isle Exploration Ltd.
(An Exploration Stage Company)
Notes to the Financial Statements
(unaudited)

NOTE 7 – MINING CLAIM

On December 1, 2012, we entered into an Agreement with Beowulf Properties Corp. whereby, for a purchase price of $1,000, we purchased two mining claims, Gold Eagle #1 and Gold Creek #2 (collectively, the “Gold Eagle Mine Property”), located in central Arizona approximately 25 miles east of Prescott, Arizona and two (2) miles northeast from the town of Cherry, Arizona.  We intend to conduct exploratory activities on the claims and if feasible, develop the Gold Eagle Mine Property.

The Golden Eagle Mine Property is comprised of two Federal unpatented (BLM) Lode mineral claims.  The Property is 100% owned (without any underlying royalties or obligations) by Emerald Isle Exploration Ltd.  Further claim information is provided in the table below:

Claim Name	Twp/Rge/Sec	BLM AMC Number	County Recordation Information	Claim Size

Gold Eagle #1	14N/3E/Sec 15	AMC#406042	Bk-4793 – pg 373	20.66 acres
Gold Eagle #2	14N/3E/Sec 15	AMC#406043	Bk-4793 – pg 374	20.66 acres
Total				41.32 acres

Property boundaries of the federal unpatented mining claim is located using GPS and marked with a 2”x2”x5’ wooden stake in accordance with federal and state regulations and guidelines.

The claim dimensions, of each claim, is recorded as 1,500 feet by 600 feet, the maximum dimensions allowed for lode claims under the General Mining Laws of the United States of America, United States Code (Titles 30 and 43), as amended.   The claims are located within section 15 of T14N, R3E.

The assessment obligations for the claim to the U.S. Department of the Interior – Bureau of Land Management are current for the 2012-2013 year.  A payment to the BLM of $280.00 must be paid on or before September 1 of each year to maintain the two claims in good standing.

There is no minimum requirement for exploration work expenditures within the project.

NOTE 8 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after July 31, 2013 through the date the financial statements were issued.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

EMERALD ISLE EXPLORATION LTD.

1,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2013

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders

Item	Amount ($)

SEC Registration Fee	$4.77
Transfer Agent Fees	1,000.00
Legal Fees	5,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$12,504.77

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.
On November 7, 2012, we issued 4,000,000 shares of common stock to Samuell Eads, our President, Secretary, Treasurer and a Director for agreeing to be an officer and director of the Company. We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (2)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (2)
10.1	Agreement, dated December 1, 2012, by and between Registrant and Beowulf Properties Corp. (2)
10.2	Description of Oral Contract by and Between Samuell Eads and Emerald Isle Exploration Ltd. (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC (3)
23.3	Consent of Craig L. Parkinson, Geologist (2)

(1)	Filed with and incorporated by reference to the Company’s Form S-1, filed with the SEC on June 27, 2013.
(2)	Filed with and incorporated by reference to the Company’s Amendment No. 1 to Form S-1, filed with the SEC on August 29, 2013.
(3)	Filed with and incorporated by reference to the Company’s Amendment No. 2 to Form S-1, filed with the SEC on October 25, 2013.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Kodiak, Alaska, on the  22nd day of November, 2013 .

EMERALD ISLE EXPLORATION LTD. (Registrant)

By:	/s/ Samuell Eads
Name:	Samuell Eads
Title:	President, Secretary and Treasurer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuell Eads, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Emerald Isle Exploration Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Samuell Eads Samuell Eads	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 22, 2013

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (2)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (2)
10.1	Agreement, dated December 1, 2012, by and between Registrant and Beowulf Properties Corp. (2)
10.2	Description of Oral Contract by and Between Samuell Eads and Emerald Isle Exploration Ltd. (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC (3)
23.3	Consent of Craig L. Parkinson, Geologist (2)

(1)	Filed with and incorporated by reference to the Company’s Form S-1, filed with the SEC on June 27, 2013.
(2)	Filed with and incorporated by reference to the Company’s Amendment No. 1 to Form S-1, filed with the SEC on August 29, 2013.
(3)	Filed with and incorporated by reference to the Company’s Amendment No. 2 to Form S-1, filed with the SEC on October 25, 2013.